UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2349
(Address of principal executive offices)		(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.750% Cumulative Preferred Stock, Series U, $0.01 par value per share	PSBPrU	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.700% Cumulative Preferred Stock, Series V, $0.01 par value per share	PSBPrV	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series W, $0.01 par value per share	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.250% Cumulative Preferred Stock, Series X, $0.01 par value per share	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series Y, $0.01 par value per share	PSBPrY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2019, the Board of Directors (the “Board”) of PS Business Parks, Inc. (the “Company”) increased the size of the Board to nine directors and, in connection with such increase, appointed Stephen W. Wilson to serve as director of the Company effective July 22, 2019. The Board appointed Mr. Wilson to serve on the Audit Committee and the Capital Committee. Mr. Wilson has extensive experience in real estate development, finance, and accounting, serving in executive-level roles at several companies, including AvalonBay Communities, Inc., SU Development, Inc., and Continental Pacific, Inc. He currently serves on the board of directors of the Housing Industry Foundation.

On July 23, 2019, the Board further increased the size of the Board to ten directors and, in connection with such increase, appointed Kristy M. Pipes to serve as director of the Company effective July 23, 2019. The Board appointed Ms. Pipes to serve on the Audit Committee and the Nominating/Corporate Governance Committee. Ms. Pipes provides financial analysis and operational expertise, having served in senior management positions at several companies, including Deloitte Consulting, Transamerica Life Companies, and First Interstate Bank of California.

Mr. Wilson and Ms. Pipes will receive compensation consistent with that received by the Company’s other non-employee directors, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 22, 2019, in connection with the Company’s 2019 annual meeting of shareholders.

In connection with these appointments, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with each of Mr. Wilson and Ms. Pipes similar to the indemnification agreement entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Wilson and Ms. Pipes in connection with their status or service as a member of the Board and for the Company to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.4 to the Company’s Form 10-K, which was filed with the Securities and Exchange Commission on February 26, 2019.

There are no arrangements or understandings between the appointees and any person pursuant to which either appointee was appointed as a director. There are no transactions in which Mr. Wilson or Ms. Pipes had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On July 23, 2019, the Company issued a press release announcing the appointment of Mr. Wilson and Ms. Pipes to the Board. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: July 23, 2019

By:	/s/ Maria R. Hawthorne
Maria R. Hawthorne
Chief Executive Officer